UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0‑11.

The following is a transcript of a voicemail message from Peter McMillan, Chairman of Pacific Oak Strategic Opportunity REIT, Inc., to stockholders of Pacific Oak Strategic Opportunity REIT, Inc. ("REIT") who have not voted at the Annual Meeting:

“Hello, this is Peter McMillan, Chairman of Pacific Oak Strategic Opportunity REIT, Inc., with an important message regarding your investment. I am calling today to ask if you would vote your eligible shares prior to the Adjourned Annual Meeting of Stockholders to be held on August 21st, 2024. As of today, your vote has not been received. Your vote is very important as these proposals would support the REIT’s consideration of various liquidity options, including a public listing. No matter how many shares you own, it is important to vote as we cannot make these important changes to our charter, which would help us explore additional liquidity options, without your participation. Voting is quick and easy. Call us at 1-844-908-3304 between the hours of 9AM and 6PM Eastern Time to speak with a proxy representative. Again, that number is 1-844-908-3304. Please vote your shares today. Thank you.”